Exhibit 99.1

U.S. Energy Corp. Announces Proposed Public Offering of Common Stock

HOUSTON, Feb. 11, 2021 (GLOBE NEWSWIRE) — U.S. Energy Corp. (Nasdaq: USEG) (the “Company”), today announced its intention to offer its shares of common stock in an underwritten public offering. In connection with the offering, the Company expects to grant the underwriters a 45-day option to purchase an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions. The offering is subject to market and other conditions and there can be no assurances as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Kingswood Capital Markets, division of Benchmark Investments, Inc., is acting as sole bookrunner for the offering.

The offering is expected to close on February 17th, 2021, subject to customary closing conditions.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-248906) previously filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2020 and declared effective by the SEC on September 25, 2020. A preliminary prospectus supplement describing the terms of the public offering will be filed with the SEC and will form a part of the effective registration statement. The Company will also file a Form 8-K in connection with the underwriting agreement and the closing of the offering. Electronic copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Kingswood Capital Markets, Attention: Syndicate Department, 17 Battery Place, Suite 625, New York, NY 10004, by telephone at (212) 404-7002, or by email at syndicate@kingswoodcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Energy Corp.

U.S. Energy is an independent energy company focused on the acquisition and development of oil and gas producing properties in the United States. Our business is currently focused on targeting mature, low decline assets with existing infrastructure, which we believe allows us to maximize our return on capital in a cost effective and sustainable manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. Additional risks and uncertainties relate to completion of the offering or as to the actual size or terms of the offering, which are subject to market conditions and the satisfaction of customary closing conditions related to the offering. Thus, actual results could be materially different. Particular uncertainties and risks include: our ability to satisfy the closing conditions of the registered direct offering; the closing of the registered direct offering; the use of proceeds of the offering and market and other conditions. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the Securities Exchange Commission (SEC).

CONTACT: Contact: U.S. Energy Corp. Ryan Smith Chief Executive Officer (303) 993-3200 www.usnrg.com